UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0472

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2010, the Board of Directors of OBA Financial Services, Inc. (the “Registrant”) approved the following amendments to the Registrant’s Bylaws:

(i)           establishing that the Registrant shall hold its annual meeting of stockholders on a date and at the time and place set by the Board of Directors (Article I, Section 1 of the Bylaws previously provided that annual meetings of stockholders would be held during the month of May in each year);

(ii)           providing that service on other boards of directors that would preclude service on the Board of Directors of the Registrant includes service on boards of listed entities that engage in business activities in the same market area as the Registrant or any of its subsidiaries or in any county contiguous to such market area (Article II, Section 12 of the Bylaws previously restricted service with competing entities that had an office in any city or county in which the Corporation or any of its subsidiaries had an office, or in any county contiguous to such cities or counties);

(iii)           providing that no person may serve on the Board of Directors unless such person has been, for a period of at least one year immediately before his or her nomination or appointment, a resident within a 75-mile radius of the home office of the Registrant; and

(iv)           providing that the fiscal year of the Registrant shall commence on the first day of July and end on the last day of June in each year (Article VI, Section 5 previously provided for a fiscal year that commenced on the first day of January and ended on the last day of December).

Item 9.01.                      Financial Statements and Exhibits.

(a)            Not Applicable.

(b)            Not Applicable.

(c)            Not Applicable.

(d)            Exhibits.

Exhibit No.        Exhibit

3            Amended and Restated Bylaws of OBA Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.

DATE:  June 23, 2010                                                                           By:           /s/ Charles E. Weller
Charles E. Weller
President and Chief Executive Officer